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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-2

Invuity, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
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	(2)	Aggregate number of securities to which transaction applies:

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Notice of Annual Meeting of Stockholders to be Held June 11, 2018

Dear Stockholders:

You are cordially invited to attend our 2018 Annual Meeting of Stockholders, or the Annual Meeting, which will be held at the headquarters of Invuity, Inc., located at 444 De Haro Street, San Francisco, CA 94107, on Monday, June 11, 2018, at 9:00 a.m., local time.

We are holding the Annual Meeting for the following purposes, as more fully described in the accompanying Proxy Statement:

  1.
  To elect two Class III directors for a three-year term to expire at the 2021 Annual Meeting of Stockholders.

  2.
  To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

  3.
  To transact any other business that may be properly brought before the Annual Meeting or any continuation, adjournment or postponement thereof.

All of our stockholders of record as of April 19, 2018, are entitled to attend and vote at the Annual Meeting and at any adjournment or postponement of the Annual Meeting.

Our board of directors recommends that you vote FOR the election of the director nominees named in Proposal 1 and FOR the ratification of the appointment of our independent registered public accounting firm as provided in Proposal 2.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read this Proxy Statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail, the section entitled "How can I vote my shares?" in this Proxy Statement or, if you requested to receive printed proxy materials, the enclosed proxy card.

By Order of the Board of Directors

Sincerely,

Scott Flora
Interim President and Chief Executive Officer

San Francisco, California
April 27, 2018

Approximate Date of Mailing of Notice of Internet Availability of Proxy Materials: May 1, 2018

-i-

PROXY STATEMENT FOR THE

2018 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 11, 2018

Our board of directors is soliciting proxies for use at our 2018 Annual Meeting of Stockholders, or the Annual Meeting, to be held on Monday, June 11, 2018, at 9:00 a.m., local time, at the headquarters of Invuity, Inc., located at 444 De Haro Street, San Francisco, CA 94107. Invuity, Inc. is sometimes referred to herein as "we", "us", "our" or the "Company."

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

The following questions and answers are intended to briefly address potential questions that our stockholders may have regarding this Proxy Statement and the Annual Meeting. They are also intended to provide our stockholders with certain information that is required to be provided under the rules and regulations of the Securities and Exchange Commission, or the SEC. These questions and answers may not address all of the questions that are important to you as a stockholder. If you have additional questions about the Proxy Statement or the Annual Meeting, please see the response to the question entitled "Whom shall I contact with other questions?" below.

Q:	What is the purpose of the Annual Meeting?

A:
At the Annual Meeting, our stockholders will be asked to consider and vote upon the matters described in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders, and any other matters that properly come before the Annual Meeting.
Q:	When and where will the Annual Meeting be held?

A:
You are invited to attend the Annual Meeting on June 11, 2018, at 9:00 a.m., local time. The Annual Meeting will be held at our corporate headquarters located at 444 De Haro Street, San Francisco, CA 94107.
Q:	Why did I receive these proxy materials?

A:
We are making these proxy materials available in connection with the solicitation by our board of directors of proxies to be voted at the Annual Meeting, and at any adjournment or postponement thereof. Your proxy is being solicited in connection with the Annual Meeting because you owned our common stock at the close of business on April 19, 2018, which is the record date for the Annual Meeting. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting.

You are invited to attend the Annual Meeting in person to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may vote your shares as described in the response to the question entitled "How can I vote my shares" below and as described elsewhere in this Proxy Statement.
Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read this Proxy Statement and submit your proxy or voting instructions as soon as possible.

Q:	Why did I receive a notice in the mail regarding the Internet availability of proxy materials?

A:
Instead of mailing printed copies of our proxy materials to each of our stockholders, we have elected to provide access to them over the Internet under the "notice and access" rules of the U.S. Securities and Exchange Commission, or the SEC. These rules allow us to make our stockholders aware of the Annual Meeting and the availability of our proxy materials by sending a Notice of Internet Availability of Proxy Materials, or a Notice, which provides instructions for how to access the full set of proxy materials through the Internet or make a request to have printed proxy materials delivered by mail. Accordingly, on or about May 1, 2018, we mailed a Notice to each of our stockholders. The Notice contains instructions on how to access our proxy materials, including our Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, or the Annual Report, each of which are available at www.invuity.com. The Notice also provides instructions on how to vote your shares through the Internet or by telephone.

We believe compliance with the SEC's "notice and access" rules will allow us to provide our stockholders with the materials they need to make informed decisions, while lowering the costs of printing and delivering those materials and reducing the environmental impact of our Annual Meeting. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice.
Q:	What proposals will be voted on at the Annual Meeting?

A:	The proposals to be voted on at the Annual Meeting, and our board of directors' voting recommendations with respect to each, are as follows:

Proposal		Board's Voting Recommendation
1.	Election of Directors (Proposal 1): The election of two Class III directors to serve a three-year term. Based upon the recommendation of our nominating and corporate governance committee, our board of directors has nominated and recommends for re-election as Class III directors the following persons:	FOR
• William Burke
• Randall Lipps
2.
	Ratification of the Appointment of Independent Registered Public Accounting Firm (Proposal 2): The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2018.	FOR

We will also consider any other business that properly comes before the Annual Meeting. As of the record date, we are not aware of any other matters to be submitted for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the enclosed proxy card or voter instruction card will vote the shares they represent using their best judgment. James Mackaness and Daniel Gorback, the designated proxyholders, are members of our management.
Q:	Who may vote at the Annual Meeting?

A:
If you owned our common stock on April 19, 2018, the record date for the Annual Meeting, you may attend and vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of common stock held on all matters to be voted on. On the record date, there were 24,041,337 shares of our common stock outstanding and entitled to vote at the Annual Meeting.

Q:	What is the quorum requirement for the Annual Meeting?

A:
We need a quorum of stockholders in order to hold our Annual Meeting. A quorum exists when at least a majority of the outstanding shares of our common stock entitled to vote as of the record date, or 12,020,669 shares, are represented at the Annual Meeting, either in person or by proxy. If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.
Q:	What vote is required to approve each proposal?

A:	Election of Directors (Proposal 1): Directors will be elected by a plurality of the votes cast, so the two director nominees who receive the most votes will be elected.

Ratification of the Appointment of Independent Registered Public Accounting Firm (Proposal 2): The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting.
Q:	What is the difference between a "stockholder of record" and a "beneficial owner"?

A:
You are considered to be a stockholder of record if your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., on the record date. If, however, your shares are held in a brokerage account or by a bank or other agent, and not in your name, you are considered to be the beneficial owner of shares held in street name.
Q:	How can I vote my shares?

A:
With respect to the election of directors (Proposal 1), you may either vote "For" or "Withhold" your vote for the one director nominee. With respect to the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm (Proposal 2), you may vote "For" or "Against" or you may abstain from voting.

The procedures for voting are as follows:

Stockholder of Record

If you are a stockholder of record, you may vote in person at the Annual Meeting. Alternatively, you may vote by proxy through the Internet, by phone or using the accompanying proxy card. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person if you have already voted by proxy.

To vote in person, come to the Annual Meeting and you may request a ballot when you arrive.

To vote on the Internet, go to www.envisionreports.com/IVTY and follow the instructions provided on the website. In order to cast your vote, you will be asked to provide the control number from the Notice or, if you requested to receive printed proxy materials, the proxy card mailed to you. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on June 10, 2018. Our Internet voting procedures are designed to authenticate stockholders by using individual control numbers, which are located on the Notice.

To vote by phone, call toll-free 1-800-652-VOTE (1-800-652-8683) if calling from the United States, U.S. territories and Canada or 1-781-575-2300 if calling from foreign countries from any touch-tone telephone and follow the instructions. In order to cast your vote, you will be asked to provide the control number from the Notice or, if you requested to receive printed proxy materials, the proxy card mailed to you. Telephonic voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on June 10, 2018. Our telephonic voting procedures are designed to authenticate stockholders by using individual control numbers, which are located on the Notice.

To vote using the proxy card, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct. If you received a Notice and would like to request a proxy card by mail, please follow the instructions contained in the Notice.

Beneficial Owner

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice or a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply follow the instructions in the Notice received from your broker, bank or other agent to vote on the Internet or, if you received a proxy card by mail, complete, sign and return the proxy card to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included in the Notice or with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

Q:	How may I revoke or change my vote after submitting my proxy?

A:	You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting.

Stockholder of Record

If you are a stockholder of record, you may revoke your proxy in one of the four following ways:

  •
  you may vote again by Internet at a later time;

  •
  you may submit another properly completed proxy card with a later date;

  •
  you may send a written notice that you are revoking your proxy to Invuity, Inc., 444 De Haro Street, San Francisco, CA 94107, Attention: Legal Counsel; or

  •
  you may attend the Annual Meeting and vote in person (however, simply attending the Annual Meeting will not, by itself, revoke your proxy or change your vote).

Your most current Internet proxy or proxy card will be the one that is counted at the Annual Meeting.

Beneficial Owner

If you are a beneficial owner of shares, you may revoke your proxy by following instructions provided by your broker, bank or other agent.

Q:	May I vote my shares in person at the Annual Meeting?

A:	If you are the stockholder of record, you have the right to vote in person at the Annual Meeting. When you arrive at the Annual Meeting, you may request a ballot.

If you are the beneficial owner of shares held in street name, you are welcome to attend the Annual Meeting, but you may not vote your shares in person at the Annual Meeting unless you bring with you a proxy from the broker, bank or other agent that holds your shares, giving you the right to vote at the Annual Meeting.

Admission to the Annual Meeting will be on a first-come, first-served basis. You should be prepared to present government-issued photo identification for admittance, such as a passport or driver's license. Please note that for security reasons, you and your bags may be subject to search prior to your admittance to the Annual Meeting. If you do not comply with each of the foregoing requirements, you will not be admitted to the Annual Meeting.
Q:	What happens if I do not give specific voting instructions?

A:
If you are a stockholder of record and you indicate when voting that you wish to vote as recommended by our board of directors, or if you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares as recommended by our board of directors on all matters presented in this Proxy Statement, and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

If you are a beneficial owner of shares held in street name and do not provide the entity that holds your shares with specific voting instructions, the entity that holds your shares may generally vote at its discretion on "routine" matters. However, if the entity that holds your shares does not receive instructions from you on how to vote your shares on a "non-routine" matter, it will be unable to vote your shares on that matter. This is generally referred to as a "broker non-vote."
Q:	Which proposals in this Proxy Statement are considered "routine" or "non-routine" matters?

A:
The election of directors (Proposal 1) is considered a non-routine matter under applicable rules. As a result, a broker or other nominee may not vote without instructions on this matter, so there may be broker non-votes on Proposal 1.

The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm (Proposal 2) is considered a routine matter under applicable rules. A broker or other nominee may generally vote without instructions on this matter, so there will not be any broker non-votes in connection with Proposal 2.
Q:	What is the effect of abstentions and broker non-votes?

A:
Shares held by persons attending the Annual Meeting but not voting, and shares represented by proxies that reflect abstentions as to a particular proposal, will be counted as present for purposes of determining the presence of a quorum. Abstentions are treated as shares present in person or by proxy and entitled to vote. The election of directors (Proposal 1) will be determined by a plurality of votes cast, so abstentions on this Proposal will not have an effect on the outcome of this vote. The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm (Proposal 2) requires the affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting, so abstentions on this Proposal will have the same effect as a vote against this proposal.

A broker non-vote occurs when a broker, bank or other agent holding shares for a beneficial owner has not received instructions from the beneficial owner and does not have discretionary authority to vote the shares for certain non-routine matters. Shares represented by proxies that reflect a broker non-vote will be counted for purposes of determining the presence of a quorum. The election of directors (Proposal 1) is considered a non-routine matter and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote. The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm (Proposal 2) is considered a routine matter on which a broker, bank or other agent has discretionary authority to vote, so there will not be any broker non-votes in connection with this proposal.

Q:	Who solicits the proxies and what is the cost of this proxy solicitation?

A:
We will pay all of the costs of soliciting these proxies. Our directors, officers and other employees may solicit proxies in person or by telephone, mail, fax and email, but will be paid no additional compensation for these services. We have also engaged The Proxy Advisory Group, LLC to assist in the solicitation of proxies and to provide related advice and informational support, for a services fee and the reimbursement of customary disbursements that are not expected to exceed $8,500 in the aggregate. The Proxy Advisory Group, LLC will solicit proxies in person or by telephone, mail, fax and email. Banks, brokerage houses and other institutions, nominees and fiduciaries will be requested to forward the proxy materials to the beneficial owners of the common stock held of record by such persons and entities, and will be reimbursed for their reasonable expenses in forwarding such material.
Q:	Where can I find voting results of the Annual Meeting?

A:
In accordance with SEC rules, final voting results will be published in a Current Report on Form 8-K within four business days following the Annual Meeting, unless final results are not known at that time in which case preliminary voting results will be published within four business days of the Annual Meeting and final voting results will be published once they are known by us.
Q:	Whom should I contact with other questions?

A:
If you have additional questions about this Proxy Statement or the Annual Meeting, or if you would like additional copies of this Proxy Statement, please contact: Invuity, Inc., 444 De Haro Street, San Francisco, CA 94107, Attention: Legal Counsel, Telephone: (415) 655-2100.

PROPOSAL 1: ELECTION OF DIRECTORS

Board Structure

Our business is managed under the direction of our board of directors, which currently consists of six directors. Our directors hold office until the earlier of their death, resignation, removal, or disqualification, or until their successors have been elected and qualified. Our board of directors is divided into three classes with staggered three-year terms. At each Annual Meeting of Stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election or until their earlier death, resignation or removal. Our directors are divided among the three classes as follows:

  •
  The Class I directors are Messrs. Lucier and Wolterman, and their terms will expire at our 2019 Annual Meeting of Stockholders;

  •
  The Class II directors are Messrs. Roberts and Flora, and their terms will expire at our 2020 Annual Meeting of Stockholders; and

  •
  The Class III directors are Messrs. Burke and Lipps, and their terms will expire at this Annual Meeting of Stockholders.

Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. This classification of our board of directors may have the effect of delaying or preventing changes in control of our company.

Prior to April 24, 2018, Class I consisted of one director, Class II consisted of three directors and Class III consisted of two directors. On April 24, 2018, our board of directors completed a process to re-align its members into three classes of nearly equal size. In order to facilitate this process, Daniel Wolterman agreed to change from a Class II member of our board of directors to a Class I member of our board of directors. To effect this change, the board increased the size of the board from six members to seven members to create a vacancy in Class I. Mr. Wolterman subsequently resigned as a Class II director and was immediately re-appointed to our board of directors as a Class I director. Immediately following the appointment of Mr. Wolterman as a Class I director, the board reduced the size of the board from seven members to six members and eliminated the vacancy in Class II.

Election of Directors

At the Annual Meeting, our stockholders are being asked to vote for the Class III director nominees listed below to serve on our board of directors until our 2021 Annual Meeting of Stockholders and until each of their successors has been elected and qualified, or until such director's death, resignation or removal. The nominees are current members of our board of directors, whose terms expire at the Annual Meeting. The nominees have consented to serve, if elected.

Provided that a quorum of stockholders is present at the Annual Meeting, directors will be elected by a plurality of the votes cast by the stockholders entitled to vote on this Proposal at the Annual Meeting. Abstentions, broker non-votes and votes withheld will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of the election.

If no contrary indication is made, proxies will be voted for the nominees, or, in the event that the nominees are not candidates or are unable to serve as a director at the time of the election, for any nominee who is designated by our board of directors to fill the vacancy.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE DIRECTOR NOMINEES

Nominees for Director

The following table lists the individuals recommended by the nominating and corporate governance committee of our board of directors and nominated by our board of directors to be elected as directors, including relevant information as of April 19, 2018 regarding their age, business experience, qualifications, attributes, skills and other directorships:

Nominees for Election to the Board of Directors
Term Expiring at the 2018 Annual Meeting of Stockholders
(Class III Directors)

William Burke Director Age: 58 Director since: 2015	Mr. Burke has served as a member of our board of directors since May 2015. Since November 2015, Mr. Burke has served as President of Austin Highlands Advisors, LLC, a provider of corporate advisory services. He served as Executive Vice President & Chief Financial Officer of IDEV Technologies, a peripheral vascular devices company, from November 2009 until the company was acquired by Abbott Laboratories in August 2013. From August 2004 to December 2007, he served as Executive Vice President & Chief Financial Officer of ReAble Therapeutics, a diversified orthopedic device company which was sold to The Blackstone Group in a going private transaction in 2006 and subsequently merged with DJO Incorporated in November 2007. Mr. Burke remained with ReAble until June 2008. From 2001 to 2004, he served as Chief Financial Officer of Cholestech Corporation, a medical diagnostic products company. Mr. Burke has served on the board of directors of numerous public and private company boards and currently serves on the board of directors of Adtalem Global Education Inc. (f/k/a DeVry Education Group), Tactile Systems Technology, Inc. and Myocardial Solutions, Inc. He previously served on the board of directors of LDR Holding Corporation (acquired by Zimmer Biomet in July 2016) and Medical Action Industries (acquired by Owens & Minor in October 2014). Mr. Burke received his BBA in Finance from the University of Texas at Austin and an MBA from The Wharton School of the University of Pennsylvania.

We believe Mr. Burke is qualified to serve as a member of our board because of his knowledge of accounting matters, his business experience with other medical technology companies and his experience as the chief financial officer of other companies, including other publicly traded companies.

Randall Lipps Director Age: 60 Director since: 2013	Mr. Lipps has served as a member of our board of directors since June 2013. In September 1992, Mr. Lipps founded Omnicell, a publicly traded automated healthcare solutions company, and has served as its Chairman of the Board since that time and as its President and Chief Executive Officer since October 2002. From 1989 to 1992, Mr. Lipps served as the Senior Vice President of ST Holdings, a travel and marketing company. From 1987 to 1989, he served as Assistant Vice President of Sales and Operations for a subsidiary of AMR, the parent company of American Airlines. Mr. Lipps received both a B.S. in economics and a B.B.A. from Southern Methodist University.

We believe Mr. Lipps is qualified to serve on our board of directors because of his management and operational experience in the healthcare industry.

Members of the Board of Directors Continuing in Office

The following table lists the members of our board of directors that are continuing in office, including relevant information as of April 19, 2018 regarding their age, business experience, qualifications, attributes, skills and other directorships:

Term Expiring at the 2019 Annual Meeting of Stockholders
(Class I Directors)

Gregory Lucier Chairman, Board of Directors Age: 53 Director since: 2014	Mr. Lucier has served as a member of our board of directors since October 2014 and as the Chairman of our board of directors since December 2015. Since May 2015, Mr. Lucier has served as the Chief Executive Officer of NuVasive, a publicly traded medical device company. From November 2008 to February 2014, Mr. Lucier was Chairman of the board of directors and Chief Executive Officer of Life Technologies, a global life sciences company acquired by Thermo Fisher Scientific in 2014. In May 2003, Mr. Lucier joined Life Technologies' predecessor company, Invitrogen Corporation, as Chief Executive Officer. Prior to Life Technologies, Mr. Lucier was a corporate officer at General Electric Company from 1994 to 2003 where he served in a variety of leadership roles. Mr. Lucier serves on the board of directors of NuVasive and Catalent, Inc. Mr. Lucier received a B.S. with honors in industrial engineering from Pennsylvania State University and an M.B.A. from Harvard Business School.

We believe Mr. Lucier is qualified to serve as a member of our board of directors because of his management and operational experience in the healthcare industry.

Daniel Wolterman Director Age: 61 Director since: 2017	Mr. Wolterman has served as a member of our board of directors since September 2017. Since January 2018, Mr. Wolterman has served as the Chief Executive Officer of ColubrisMX, Inc., a surgical robot company, and X-Cath, Inc., an endovascular interventional company. Since August 1, 2016, Mr. Wolterman has also served as the sole owner and Chief Executive Officer of Wolterman Consulting, LLC, a company that provides strategic and operational consulting services to healthcare providers and other entities. From 2002 to 2016, Mr. Wolterman served as the President and Chief Executive Officer of Memorial Hermann Health System, a not-for-profit health system in Texas. Mr. Wolterman serves on the board of directors of NuVasive, Inc, a medical device company. Previously, Mr. Wolterman has served on the board of directors of Volcano Corporation, a medical device company (acquired by Royal Philipps in 2015). Mr. Wolterman received both a B.S. in business administration and M.B.A. in finance from the University of Cincinnati, and a M.S. in Health Services Administration from Xavier University.

We believe Mr. Wolterman is qualified to serve as a member of our board of directors because of his extensive knowledge of the healthcare industry and his executive leadership experience as President and CEO of Memorial Hermann Health System.

Term Expiring at the 2020 Annual Meeting of Stockholders
(Class II Directors)

Scott Flora Director, Interim President and Chief Executive Officer Age: 62 Director since: 2017	Mr. Flora has served as our Interim President and Chief Executive Officer since March 2018 and a member of our board of directors since November 2017. Since 2016, Mr. Flora has served as the President of SFlora Consulting LLC, a consulting company. From October 2011 to April 2014, Mr. Flora served as the Director, President, and Chief Executive Officer of OmniGuide, Inc. a medical device company. From November 2006 to June 2011, he served as the Global Business Unit President for the surgical device division of Covidien plc, a publicly traded, global healthcare products company later acquired by Medtronic PLC. Mr. Flora currently serves on the board of directors of Conventus Orthopaedics, a medical device company, and AgNovos Healthcare, a bone health medical device company. Previously, Mr. Flora has served on the board of directors of MAKO Surgical Corp., a medical device company (acquired by Stryker Corporation in December 2013). Mr. Flora received a B.S. in marketing from Millikin University.

We believe Mr. Flora is qualified to serve as a member of our board of directors because of the perspective he brings as our Interim President and Chief Executive Officer and his management and operational experience in the healthcare industry.

Eric Roberts Director Age: 54 Director since: 2012	Mr. Roberts has served as a member of our board of directors since June 2012. Since January 2012, Mr. Roberts has been a founding Managing Director of Valence Life Sciences, and since 2017, Mr. Roberts has been a founding member of Valence Helix Investments. Additionally, since June 2006, Mr. Roberts has been a founding Managing Director of Caxton Advantage Venture Partners. From 1986 to 2004, Mr. Roberts served in a variety of roles as an investment banker, including as Managing Director and Partner at Dillon, Read & Co. and Managing Director and Co-Head of the Healthcare Investment Banking Group at Lehman Brothers. Mr. Roberts serves on the board of directors of VIVUS, Inc., a publicly traded biopharmaceutical company. Mr. Roberts received a B.S. in economics from the Wharton School of the University of Pennsylvania.

We believe Mr. Roberts is qualified to serve as a member of our board of directors because of his experience as an investment banker and venture capitalist in the healthcare industry.

CORPORATE GOVERNANCE

Director Independence

Under the rules of the NASDAQ Global Market, independent directors must comprise a majority of a listed company's board of directors. In addition, the rules of the NASDAQ Global Market require that, subject to specified exceptions, each member of a listed company's audit, compensation and nominating and corporate governance committees be independent. Our board of directors has assessed the independence of each director and determined that Messrs. Burke, Lipps, Lucier, Roberts, and Wolterman are independent. We believe that the composition of our board of directors meets and will meet the requirements for independence under the current requirements of the NASDAQ Global Market.

Family Relationships

There are no family relationships between any director, executive officer or persons nominated to become a director or executive director.

Agreements with Directors

None of the directors or the nominees for directors was selected pursuant to any arrangement or understanding, other than with the directors of the Company acting within their capacity as such.

Legal Proceedings with Directors

There are no legal proceedings related to any of the directors or the director nominees which require disclosure pursuant to Items 103 or 401(f) of Regulation S-K.

Board Leadership Structure

The positions of chairman of the board and chief executive officer are presently separated. We believe that separating these positions allows our chief executive officer to focus on our day-to-day business, while allowing the chairman of the board to lead our board of directors in its fundamental role of providing advice to and independent oversight of management. Our board of directors recognizes the time, effort and energy that the chief executive officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our chairman, particularly as our board of directors' oversight responsibilities continue to grow. While our board of directors does not have a formal policy on whether the roles of chief executive officer and chairman of our board of directors should be separate, our board of directors believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.

Currently, the independent chairman position is held by Gregory Lucier and our interim president and chief executive officer is Scott Flora.

Board Role in Risk Oversight

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to our operations and strategic direction.

Management is responsible for the day-to-day management of risks we face, while our board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The role of our board of directors in overseeing the management of our risks is conducted primarily through committees of our board of directors, as disclosed in the descriptions of each of the committees below and in the charters of each of the committees. The full board of directors (or the appropriate board committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on us, and the steps we take to manage them. When a board committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chairman of the relevant committee reports on the discussion to the full board of directors during the committee reports portion of the next board meeting.

Board and Committee Meetings

During 2017, our board of directors met nine times (including telephonic meetings). Each director attended at least 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he has been a director and (ii) the total number of meetings held by all committees of our board of directors on which he served during the periods that he served.

Director Attendance at Annual Meetings

Although we do not have a formal policy regarding attendance by members of our board of directors at our annual meetings of stockholders, we encourage all of our directors to attend. Four directors attended our 2017 Annual Meeting of Stockholders.

Executive Sessions

As required by the NASDAQ Global Market, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present.

Board Committees

Our board of directors has three standing committees: the audit committee, the compensation committee, and the nominating and corporate governance committee. In addition, from time to time, special committees may be established under the direction of our board of directors when necessary to address specific issues. For instance, at the time of our initial public offering and our subsequent follow-on offerings, we established a pricing committee to determine the offering price and other terms of each of the offerings. Except for the pricing committees, no special committees have been established.

Directors are expected to attend all scheduled board and committee meetings and conduct advance review of board and committee meeting materials.

Each of the three standing committees has a written charter that has been approved by our board of directors. A copy of each charter is available on our website at www.invuity.com.

Audit Committee

During 2017, our audit committee met six times (including telephonic meetings). Our audit committee is currently comprised of Messrs. Burke, Lucier and Roberts. Mr. Burke serves as chair of the audit committee and is the audit committee's financial expert within the meaning of the regulations of the SEC. Our board of directors has assessed whether all members of the audit committee meet the composition requirements of the NASDAQ Global Market, including the requirements regarding financial literacy and financial sophistication. Our board of directors found that Messrs. Burke, Lucier and Roberts met these requirements and are independent under SEC and the NASDAQ Global Market rules. The audit committee's primary responsibilities include:

  •
  appointing, approving the compensation of, and assessing the qualifications and independence of our independent registered public accounting firm, which currently is PricewaterhouseCoopers LLP;

  •
  overseeing the work of our independent registered public accounting firm, including the receipt and assessment of reports from the independent registered public accounting firm;

  •
  reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

  •
  preparing the audit committee report required by SEC rules to be included in our annual proxy statements;

  •
  monitoring our internal control over financial reporting, disclosure controls and procedures;

  •
  reviewing our risk management status;

  •
  establishing policies regarding hiring employees from our independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;

  •
  meeting independently with our independent registered public accounting firm and management; and

  •
  monitoring compliance with the code of ethics for financial management.

Compensation Committee

During 2017, our compensation committee met seven times (including telephonic meetings). Our compensation committee is currently comprised of Messrs. Lipps and Wolterman. Mr. Lipps serves as the chair of the compensation committee. Our board of directors has assessed whether all members of our compensation committee meet the composition requirements of the NASDAQ Global Market. Our board of directors found that Messrs. Lipps and Wolterman met these requirements and are independent under SEC and the NASDAQ Global Market rules. The compensation committee's responsibilities include:

  •
  annually reviewing and approving corporate goals and objectives relevant to compensation of our chief executive officer and our other executive officers;

  •
  determining the compensation of our chief executive officer and our other executive officers;

  •
  reviewing and making recommendations to our board of directors with respect to director compensation;

  •
  overseeing an evaluation of our senior executives; and

  •
  overseeing and administering our cash and equity incentive plans.

From time to time, the compensation committee may use outside compensation consultants to assist it in analyzing our compensation programs and in determining appropriate levels of compensation and benefits.

Nominating and Corporate Governance Committee

During 2017, our nominating and corporate governance committee met one time (including telephonic meetings). Our nominating and corporate governance committee is currently comprised of Messrs. Burke, Lipps and Roberts. Mr. Burke serves as the chair of the nominating and corporate governance committee. Our board of directors has assessed whether all members of our nominating and corporate governance committee meet the composition requirements of the NASDAQ Global Market. Our board of directors found that Messrs. Burke, Lipps and Roberts met these requirements and are independent under SEC and the NASDAQ Global Market rules. The nominating and corporate governance committee's responsibilities include:

  •
  identifying individuals qualified to become members of our board of directors;

  •
  recommending to our board of directors the persons to be nominated for election as directors and to each of our board's committees;

  •
  reviewing and making recommendations to our board of directors with respect to management succession planning;

  •
  developing, updating and recommending to our board of directors corporate governance principles and policies;

  •
  overseeing the evaluation of our board; and

  •
  reviewing and making recommendations to our board of directors with respect to director compensation.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our board of directors or its compensation committee. None of the current members of the compensation committee of our board of directors has ever been one of our employees.

Director Nomination Process

The goal of our nominating and corporate governance committee, which we refer to as the committee for purposes of this section, is to assemble a well-rounded board of directors that consists of directors with backgrounds that are complementary to one another, reflecting a variety of experiences, skills and expertise.

In considering whether to recommend any candidate for inclusion in the slate of recommended nominees for our board of directors, including candidates recommended by stockholders, the committee reviews with our board of directors the qualifications for director candidates as set forth in our corporate governance guidelines.

Directors must possess the highest personal and professional ethics, integrity and values. Necessary qualifications may include: the ability to make independent judgments, general understanding of the Company's business, other board service, professional background, education and diversity.

While we do not have a policy regarding board diversity, it is one of a number of factors that the committee takes into account in identifying nominees.

The committee believes it is appropriate for our Interim President and Chief Executive Officer to serve as a member of our board of directors.

The committee currently has a policy of evaluating nominees recommended by stockholders in the same manner as it evaluates other nominees. We do not intend to treat stockholder recommendations in any manner different from other recommendations. Under our amended and restated bylaws, stockholders wishing to propose a director nominee should send the proper written notice to our corporate secretary at the principal executive offices of the company. To be timely for our 2019 Annual Meeting of Stockholders, a stockholder's notice must be received by the corporate secretary no later than March 17, 2019 and no earlier than February 15, 2019. We have not received director candidate recommendations from our stockholders for our 2018 Annual Meeting of Stockholders.

Code of Business Conduct and Ethics

Our board of directors has adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. Our code of business conduct and ethics is available on our website at www.invuity.com. We intend to disclose any amendments to the code, or any waivers of its requirements, on our website to the extent required by the applicable rules and exchange requirements.

Stockholder Communications with our Board of Directors

Stockholders seeking to communicate with our board of directors, as a whole, may send such communication to: Invuity, Inc., 444 De Haro Street, San Francisco, CA 94107, Attention: Legal Department. Stockholders seeking to communicate with an individual director, in his or her capacity as a member of our board of directors, may send such communication to the same address to the attention of such individual director. We will promptly forward any such stockholder communication to each director to whom such stockholder communication is addressed to the address specified by each such director.

DIRECTOR COMPENSATION

Under our outside director compensation policy for fiscal year 2017, each of our non-employee directors received compensation for his service consisting of annual cash retainers and equity awards, as noted below. Accordingly, Mr. Sawyer, an executive officer of the Company, was not eligible for awards under our outside director compensation policy. We also reimburse our non-employee directors for expenses associated with attending board and committee meetings.

Cash Compensation

Non-employee directors are eligible to receive the following cash compensation for their services:

  •
  $45,000 per year for service as a board member;

  •
  $40,000 per year for service as chairman of the board;

  •
  $25,000 per year additionally for service as chairman of the audit committee;

  •
  $12,500 per year additionally for service as an audit committee member;

  •
  $12,500 per year additionally for service as chairman of the nominating and corporate governance committee;

  •
  $6,500 per year additionally for service as a nominating and corporate governance committee member;

  •
  $20,000 per year additionally for service as chairman of the compensation committee; and

  •
  $10,000 per year additionally for service as a compensation committee member.

All cash payments to non-employee directors were paid quarterly in arrears on a prorated basis.

Equity Compensation

Non-employee directors are eligible to receive all types of equity awards (except incentive stock options) under our 2015 Equity Incentive Plan, or the 2015 Plan, (or the applicable equity plan in place at the time of grant) including discretionary awards not covered under our outside director compensation policy. All grants of awards under our outside director compensation policy will be automatic and nondiscretionary.

Subject to the terms of the outside director compensation policy, on the date of each Annual Meeting of Stockholders, each non-employee director will receive an equity award having a grant date fair value equal to $125,000, or the Annual Award. The Annual Award will be comprised of restricted stock units, or RSUs, having a grant date fair value of 100% of the aggregate value of the Annual Award. Each RSU award granted at the 2017 Annual Meeting of Stockholders will vest as to 100% of the shares subject thereto on the date of the Annual Meeting, unless such director has elected to receive his Annual Award in the form of Deferred Restricted Stock Units ("Deferred RSUs"). Pursuant to the terms of the Company's Restricted Stock Unit Deferral Program for Outside Directors, as amended and restated from time to time (the "Deferred RSU Program"), non-employee directors may elect to receive their Annual Awards in the form of Deferred RSUs and thereby to defer receipt of the shares corresponding to any vested Deferred RSUs to a future date in accordance with the terms of the Deferred RSU Program and the 2015 Plan. The terms of any such Deferred RSUs granted to a non-employee director, including vesting provisions, shall be governed in accordance with the Deferred RSU Program and the applicable award agreement.

The grant date fair value of all equity awards granted under our outside director compensation policy is determined in accordance with accounting principles generally accepted in the United States of America.

Any award granted under our outside director compensation policy will fully vest in the event of a change in control, as defined in our 2015 Plan, provided that the individual remains a director through such change in control.

Director Compensation Table

The following table sets forth a summary of the compensation received by our non-employee directors who received compensation during our fiscal year ended December 31, 2017:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Gregory Lucier	$98,696	$124,996	$—	$—	$223,692
Eric Roberts	$65,577	$124,996	$—	$—	$190,573
William Burke	$82,500	$124,996	$—	$—	$207,496
Randall Lipps	$71,500	$124,996	$—	$—	$196,496
Reza Zadno, Ph.D	$28,835	$—	$—	$—	$28,835
Daniel Wolterman	$17,636	$124,992	$—	$—	$142,628
Scott Flora(2)	$6,128	$124,997	$12,554	$21,400	$165,078

(1)
Restricted stock awards and option awards are shown at their aggregate grant date fair value in accordance with authoritative accounting guidance on stock compensation. The fair value of each option grant is estimated based on the fair market value on the date of grant using the Black-Scholes option pricing model. The fair value of each restricted stock award is measured based on the closing price of our common stock on the date of grant. For more detailed discussion on the valuation model and assumptions used to calculate the fair value of our options, refer to Note 10 of the "Notes to Financial Statements" included in our Annual Report on Form 10-K for the year ended December 31, 2017, as filed with the SEC on March 5, 2018.
(2)
Mr. Flora provided consulting services to the Company prior to his appointment to our board of directors in November 2017. The option award and cash payment reported under "All Other Compensation" constitute payments to Mr. Flora for such consulting services.

The aggregate number of shares subject to outstanding stock awards and stock option awards for each of our non-employee directors as of December 31, 2017 was:

Name	Aggregate Number of Stock Awards and Option Awards Outstanding (#)
William Burke	105,258
Gregory Lucier Eric Roberts	75,587
Scott Flora	62,327
Eric Roberts	57,695
Randall Lipps	50,993
Daniel Wolterman	14,880
Reza Zadno, Ph.D.	—

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2018. Although not required by applicable law, or our amended and restated certificate of incorporation or amended and restated bylaws, as a matter of good corporate governance, we are asking our stockholders to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accountants. PricewaterhouseCoopers LLP has audited our financial statements since 2010.

We expect that representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting, and will be available to respond to appropriate questions from stockholders. Additionally, the representatives of PricewaterhouseCoopers LLP will have an opportunity to make a statement if they so desire.

The affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the appointment of PricewaterhouseCoopers LLP. Abstentions will be counted toward the tabulation of votes cast on this Proposal and will have the same effect as a vote against the proposal. Broker non-votes will be counted toward a quorum but not counted for any purpose in determining whether this Proposal has been approved.

If our stockholders fail to ratify the appointment of PricewaterhouseCoopers LLP, our audit committee will reconsider whether to retain the firm. Even if the selection is ratified, our audit committee in its discretion may direct the appointment of different independent registered public accountants at any time during the year if it determines that such a change would be in our best interests and the best interests of our stockholders.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A "FOR" VOTE FOR THIS PROPOSAL

Audit and All Other Fees

The following table represents aggregate fees billed to us for services related to the fiscal years ended December 31, 2017 and 2016 by PricewaterhouseCoopers LLP.

	2017	2016
Audit Fees(1)	$954,500	$956,250
Audit-Related Fees	—	—
Tax Fees	—	$—
All Other Fees(2)	$2,970	$2,970

	$957,470	$959,220

(1)
Audit Fees consist of fees billed for professional services performed by PricewaterhouseCoopers LLP, including out-of-pocket expenses. The amounts presented relate to the audit of our annual financial statements, our implementation of ASC 606, review of our quarterly financial statements, review of our registration statements on Form S-3 and S-8, our follow-on and ATM offerings and related services that are normally provided in connection with statutory and regulatory filings or engagements.
(2)
All Other Fees consist of fees billed in the indicated year for other permissible work performed by PricewaterhouseCoopers LLP that is not included within the above category descriptions, including access to the PricewaterhouseCoopers LLP accounting research software.

Our audit committee has considered whether the provision of non-audit services is compatible with maintaining the independence of PricewaterhouseCoopers LLP, and has concluded that the provision of such services is compatible with maintaining the independence of our auditors.

Audit Committee Pre-Approval Policies and Procedures

The audit committee, or the chair of the audit committee, must pre-approve any audit and non-audit service provided to the Company by the independent auditor, unless the engagement is entered into pursuant to appropriate preapproval policies established by the Committee or if such service falls within available exceptions under SEC rules. In fiscal years 2016 and 2017, all fees identified above under the captions "Audit Fees," "Audit-Related Fees," "Tax Fees," and "All Other Fees" that were billed by PricewaterhouseCoopers LLP were approved by the audit committee in accordance with SEC requirements.

AUDIT COMMITTEE REPORT

The audit committee oversees our financial reporting process on behalf of the Company's board of directors, but management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed the audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2017 with management, including a discussion of any significant changes in the selection or application of accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and the effect of any new accounting initiatives.

The audit committee reviewed and discussed with PricewaterhouseCoopers LLP, which is responsible for expressing an opinion on the conformity of the Company's audited financial statements with generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards, including Auditing Standard No. 1301, "Communication with Audit Committees." In addition, the audit committee has discussed with PricewaterhouseCoopers LLP, its independence from management and the Company, has received from PricewaterhouseCoopers LLP the written disclosures and the letter required by Public Company Accounting Oversight Board Rule 3526 (Independence Discussions with Audit Committees), and has considered the compatibility of non-audit services with the auditors' independence.

We have met with PricewaterhouseCoopers LLP to discuss the overall scope of its services, the results of its audit and reviews, and the overall quality of the Company's financial reporting. PricewaterhouseCoopers LLP, as the Company's independent registered public accounting firm, also periodically updates the audit committee about new accounting developments and their potential impact on the Company's reporting. Our meetings with PricewaterhouseCoopers LLP were held with and without management present. Members of the audit committee are not employed by the Company, nor does the audit committee provide any expert assurance or professional certification regarding the Company's financial statements. We rely, without independent verification, on the accuracy and integrity of the information provided, and representations made, by management and the Company's independent registered public accounting firm.

In reliance on the reviews and discussions referred to above, we recommended to the board of directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2017. We and the Company's board of directors also recommended, subject to stockholder approval, the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2018.

This report of the audit committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

The foregoing report has been furnished by the audit committee.

Respectfully submitted,
AUDIT COMMITTEE

William Burke, Chairman
Eric Roberts
Greg Lucier

This Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

EXECUTIVE OFFICERS

Our executive officers, and their respective ages and positions with us as of April 19, 2018, are as follows:

Name	Age	Position
Scott Flora	53	Interim President and Chief Executive Officer; Director
James Mackaness	54	Chief Financial Officer
Marcia Fish	54	Chief Human Resources Officer
Andrew Sale	46	Senior Vice President of Global Sales
Doug Heigel	57	Senior Vice President of Operations
Alex Vayser	50	Chief Technology Officer and Co-Founder
Steven Annen	54	Vice President of Product Management and Strategy
Joseph Guido	53	Vice President of Business Development

Mr. Flora's biography can be found under the section titled "Proposal 1: Election of Directors—Members of the Board of Directors Continuing in Office".

James Mackaness has served as our Chief Financial Officer since August 2015. Prior to joining us, Mr. Mackaness served as Chief Financial Officer and Chief Operating Officer of IRIDEX Corporation, a medical device company, from August 2012 to August 2015 and as Chief Financial Officer from Jan 2008 to August 2012. From September 2001 to December 2007, Mr. Mackaness served as Chief Financial Officer and Vice President of Finance of NextHop Technologies, Inc., a networking wireless technology company. Prior to that, Mr. Mackaness served as Chief Financial Officer and Vice President of Finance of Infogear Technologies Corporation and held management positions at Cisco Systems, Inc., Electroglas, Inc. and Ernst & Young LLP. Mr. Mackaness received a B.A. with honors in Psychology from the University of Warwick, England and is a Chartered Accountant and member of the Institute of Chartered Accountants of England and Wales.

Marcia Fish has served as our Chief Human Resources Officer since October 2017. Prior to joining us, Ms. Fish served as Chief Human Resources Officer of Marlin Equity Partners, a private equity firm, from 2014 to 2017. From 1990 to 2013, Ms. Fish served in a number of roles of increasing responsibility at General Electric, a multinational conglomerate, including serving as Human Resources lead for several U.S. and ex-U.S. businesses. Ms. Fish received a B.A. in Industrial and Labor Relations from Cornell University and an M.B.A. from Duke University's Fuqua School of Business.

Andrew Sale has served as our Senior Vice President of Global Sales since January of 2017. Prior to joining us, Mr. Sale served as Vice President at Alpha Genomix Laboratories from August 2015 to June 2016. From April 2004 to December 2014, Mr. Sale served in a variety of roles at Intuitive Surgical, a publicly traded manufacturer of robotic surgical systems, including Sales Manager, Sales Director, Area Vice President, Regional Vice President and in his last role was responsible for all the U.S. capital business. Prior to Intuitive Surgical, Mr. Sale spent six years at Johnson & Johnson, where he provided sales and sales leadership in key specialty companies inside of Ethicon to drive the growth of emerging products. Mr. Sale received a B.A. in General Studies from Louisiana State University.

Doug Heigel has served as our Senior Vice President of Operations since September 2017 and our Vice President of Operations since September 2014. From July 2003 to January 2014, Mr. Heigel served as Vice President of Operations for Solta Medical, a medical aesthetics company which was sold to Valeant Pharmaceuticals in January 2014. In May 2002, Mr. Heigel joined Solta Medical's predecessor company, Thermage, as Senior Director of Operations. From October 1995 to February 2002, Mr. Heigel worked for Argonaut Technologies, a life sciences company, first as Director of Manufacturing and then as Vice President of Manufacturing. Prior to Argonaut, Mr. Heigel served in various operational and technical leadership roles in the semiconductor and measurement instrumentation markets. Mr. Heigel received a B.S. in mechanical engineering from Oregon State University.

Alex Vayser co-founded Invuity and has served as our Chief Technology Officer since November 2004. Prior to joining Invuity, Mr. Vayser co-founded and served as President of Medvision, a manufacturer of custom surgical endoscopes and imaging devices. While at Medvision, Mr. Vayser co-founded Parallax Devices, a company focused on single channel stereoscopic and 3-D optical systems for medical and industrial applications. Mr. Vayser received a B.S. in optical engineering from the University of Rochester's Institute of Optics.

Steven Annen has served as our Vice President of Product Management and Strategy since April 2016. He joined the Company in November 2015 as Senior Director, Product Management and Strategy. From January 2014 to October 2015, Mr. Annen served as the Vice President of Marketing for Grabit, Inc., a material handling technology provider. From October 2005 to January 2014, Mr. Annen served as the Director of Product Marketing at Intuitive Surgical Inc., a publicly traded manufacturer of robotic surgical systems. Prior to Intuitive Surgical, Mr. Annen held leadership roles in public sector companies including Veeco Instruments, Inc., a publicly traded provider of process equipment technology, and Adept Technology Inc., a publicly traded provider of intelligent vision-guided robotics systems and services. Mr. Annen received his B.S. in mechanical engineering from Rutgers University and his M.S. in mechanical engineering from the University of Wisconsin, Madison.

Joseph Guido has served as our Vice President of Business Development since February 2016. From 2012 to 2016, Mr. Guido served as Senior Vice President of Marketing and Business Development for Hansen Medical, a publicly-traded robotics company in the vascular and cardiac sectors. Prior to joining Hansen Medical, Mr. Guido served as the President of Heartstitch Medical, a medical devices company, in 2011. Prior to joining Heartstitch Medical, Mr. Guido held a variety of leadership roles in Marketing, Sales and Business Development for both public and private medical device companies such as Stryker Endoscopy, Intuitive Surgical, Novare Surgical and Abbott Vascular Devices. Mr. Guido received his B.S. degree in business administration from Villanova University and his M.B.A. from Pepperdine University.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of March 31, 2018, except as noted in the footnotes below, for:

  •
  each of our Named Executive Officers (as defined below under the section titled "Executive Compensation");

  •
  each of our directors;

  •
  all of our executive officers and directors as a group; and

  •
  each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Shares of common stock that may be acquired by an individual or group within 60 days of March 31, 2018, pursuant to the exercise of options, warrants or other rights, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such stockholders. The address for each director and executive officer listed is: c/o Invuity, Inc., 444 De Haro Street, San Francisco, CA 94107.

Percentage of beneficial ownership is based on 24,023,517 shares of common stock outstanding as of March 31, 2018.

Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned
5% or Greater Stockholders:
Novo Holdings A/S(1)	1,363,848	5.68%
Entities affiliated with HealthCare Royalty Partners II, L.P.(2)	1,245,455	5.17%
Directors and Named Executive Officers:
Philip Sawyer(3)	908,948	3.68%
Gregory Lucier(4)	175,066	*
Eric Roberts(5)	173,020	*
Randall Lipps(6)	104,182	*
James Mackaness(7)	101,019	*
William Burke(8)	98,901	*
Andrew Sale(9)	48,004	*
Scott Flora(10)	34,519	*
Daniel Wolterman	—	*
All directors and executive officers as a group (14 individuals)	2,133,589	8.41%

*
Represents beneficial ownership of less than one percent (1.0%)
(1)
Based on information reported on a Schedule 13G/A filed with the SEC on February 2, 2018, this represents 1,363,848 shares of common stock held of record by Novo Holdings A/S. Novo Holdings A/S has sole voting and dispositive power with respect to all 1,363,848 shares of common stock. Novo Holdings A/S, a Danish limited liability company, is wholly owned by Novo Nordisk Fonden (the "Foundation"), a Danish commercial foundation. Novo A/S changed its name to Novo Holdings A/S on

June 23, 2017. Novo Holdings A/S is the holding company in the group of Novo companies (currently comprised of Novo Nordisk A/S, Novozymes A/S and NNIT A/S) and is responsible for managing the Foundation's assets, including its financial assets. Based on the governance structure of Novo Holdings A/S and the Foundation, the Foundation is not deemed to have any beneficial ownership of the securities of the Company held by Novo A/S. The address for Novo A/S is Tuborg Havnevej 19, 2900 Hellerup, Denmark.
(2)
Based on information reported on a Schedule 13G/A filed with the SEC on February 14, 2018, this represents (i) 1,158,564 shares of common stock held of record by HealthCare Royalty Partners II, L.P. ("HCRPII") and (ii) 86,891 shares issuable pursuant to fully vested and exercisable warrants held by HCRPII. HealthCare Royalty GP II, LLC is the general partner of HCRPII and therefore may be deemed to beneficially own the shares beneficially owned by HCRPII. HealthCare Royalty Management, LLC is the investment manager of HealthCare Royalty GP II, LLC and therefore may be deemed to beneficially own the shares owned by HCRPII. Clarke B. Futch, Paul J. Hadden, Christopher A. White and Michael G. Carter comprise the investment committee that, through HealthCare Royalty Management, LLC, is responsible for the voting and investment decisions relating to the shares beneficially owned by HCRPII. The reporting persons may be deemed to be a group as defined in Rule 13d-5(b) under the Securities Exchange Act of 1934, as amended, and each member of such group may be deemed to beneficially own the ordinary shares beneficially owned by other members constituting such group. Each of Messrs. Futch, Hadden, White and Carter disclaims beneficial ownership of all shares of common stock of the Company. The address for these entities is 300 Atlantic Street, Suite 600, Stamford, Connecticut 06901.
(3)
Includes (i) 216,600 shares of common stock held of record by Helix Founders Fund, L.P. ("HFF"), (ii) 12,624 shares of common stock held of record by Mr. Sawyer and (iii) 679,724 shares of common stock subject to options that are immediately exercisable or exercisable within 60 days of March 31, 2018. HFF GP, LLC ("HFFGP") is the General Partner of HFF and Helix Ventures, LLC ("Helix Ventures") is the management company of HFF. Mr. Sawyer is a General Partner of Helix Ventures. As a result, and by virtue of the relationships described in this footnote, Mr. Sawyer may be deemed to share beneficial ownership of the shares held by HFF. Mr. Sawyer disclaims beneficial ownership of the shares held by HFF except to the extent of his pecuniary interest therein. The address for these entities is 1717 Embarcadero Road, Palo Alto, California 94303.
(4)
Includes (i) 99,219 shares of common stock held of record by Mr. Lucier, (ii) 18,245 shares of common stock held of record by RiverRoad Capital Partners, LLC and (iii) 57,602 shares of common stock subject to options that are immediately exercisable or exercisable within 60 days of March 31, 2018. Mr. Lucier is a Managing Member of RiverRoad Capital Partners, LLC. As a result, Mr. Lucier may be deemed to share beneficial ownership of the shares held of record by RiverRoad Capital Partners, LLC. The address for RiverRoad Capital Partners, LLC is 11988 El Camino Real, Suite 500, San Diego, California 92130.
(5)
Includes (i) 133,310 shares of common stock held of record by Mr. Roberts, and (ii) 39,710 shares of common stock subject to options that are immediately exercisable or exercisable within 60 days of March 31, 2018.
(6)
Includes (i) 63,452 shares of common stock held of record by Mr. Lipps, (ii) 7,722 shares of common stock held of record by Lipps Family Ventures, and (iii) 33,008 shares of common stock subject to options that are immediately exercisable or exercisable within 60 days of March 31, 2018. Mr. Lipps shares beneficial ownership of the shares held of record by Lipps Family Ventures. The address for these entities is 948 Cahoula Court, Mandeville, Louisiana 70471-1507.
(7)
Includes (i) 9,599 shares of common stock held of record by Mr. Mackaness and (ii) 91,420 shares of common stock subject to options that are immediately exercisable or exercisable within 60 days of March 31, 2018.
(8)
Includes (i) 12,800 shares of common stock held of record by Mr. Burke and (ii) 86,101 shares of common stock subject to options that are immediately exercisable or exercisable within 60 days of March 31, 2018.
(9)
Includes (i) 9,193 shares of common stock held of record by Mr. Sale and (ii) 38,811 shares of common stock subject to options that are immediately exercisable or exercisable within 60 days of March 31, 2018.
(10)
Includes (i) 25,281 shares of common stock held of record by Mr. Flora and (ii) 9,238 shares of common stock subject to options that are immediately exercisable or exercisable within 60 days of March 31, 2018.

EXECUTIVE COMPENSATION

The following is a discussion and analysis of compensation arrangements of our named executive officers. This discussion contains forward looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion. As an "emerging growth company" as defined in the JOBS Act, we are not required to include a Compensation Discussion and Analysis and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.

Processes and Procedures for Compensation Decisions

Our compensation committee is responsible for the executive compensation programs for our executive officers and reports to our board of directors on its discussions, decisions and other actions. The salary and bonuses paid to our executive officers are reviewed annually by the compensation committee. Typically, our Chief Executive Officer makes recommendations to our compensation committee, often attends committee meetings and is involved in the determination of compensation for the respective executive officers who report to him, except that the Chief Executive Officer does not make recommendations as to his own compensation. Our Chief Executive Officer makes recommendations to our compensation committee regarding short- and long-term compensation for all executive officers (other than himself) based on our results, an individual executive officer's contribution toward these results and performance toward individual goal achievement. Our compensation committee then reviews the recommendations and other data and makes decisions as to total compensation for each executive officer other than the Chief Executive Officer, as well as each individual compensation component. Our compensation committee makes recommendations to our board of directors regarding compensation for the Chief Executive Officer. Our Chief Executive Officer recuses himself from compensation committee and board discussions when his compensation is reviewed. The independent members of our board of directors make the final decisions regarding executive compensation for the Chief Executive Officer. In addition, as necessary, the Chief Financial Officer and/or the Chief Human Resources Officer attends compensation committee meetings to discuss and review our form of compensation and compensation programs and strategy.

Our compensation committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our compensation programs and related policies. The compensation committee approved the appointment of Compensia, Inc., an independent compensation consultant, to advise us on compensation philosophy, selection of a group of peer companies to use for compensation benchmarking purposes and cash and equity compensation levels for our directors, executives and other employees based on current market practices for fiscal year 2017. Compensia, Inc. served at the discretion of the compensation committee and did not provide any other services to us in 2017.

Named Executive Officers

Our "Named Executive Officers" include our principal executive officer and the next two most highly compensated executive officers. For 2017, our Named Executive Officers were:

Philip Sawyer, who served as our President and Chief Executive Officer and a member of our board of directors until February 28, 2018;

James Mackaness, who currently serves as our Chief Financial Officer; and

Andrew Sale, who currently serves as our Senior Vice President of Global Sales.

See "—Employment, Change of Control and Severance Agreements" below for further discussion.

Fiscal 2017 Summary Compensation Table

The following table provides information regarding the total compensation for services rendered in all capacities that was earned by each individual who served as our principal executive officer at any time in 2017, and our two other most highly compensated executive officers who were serving as executive officers as of December 31, 2017.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)		Total ($)
Philip Sawyer(3)	2017	490,000	—	—	533,622	293,185	9,398		1,326,205
President, Chief Executive	2016	466,667	—	372,500	359,030	379,516	20,582	(4)	1,598,294
Officer and Director
James Mackaness	2017	335,000	—	—	251,116	100,222	4,250		690,587
Chief Financial Officer	2016	325,000	—	111,750	114,890	129,834	4,732		686,206
Andrew Sale(5)	2017	307,814	—	—	358,116	120,565	11,836	(6)	798,331
Senior Vice President of Global Sales

(1)
Restricted stock awards and option awards are shown at their aggregate grant date fair value in accordance with authoritative accounting guidance on stock compensation. The fair value of each option grant is estimated based on the fair market value on the date of grant using the Black-Scholes option pricing model. The fair value of each restricted stock award is measured based on the closing price of our common stock on the date of grant. For more detailed discussion on the valuation model and assumptions used to calculate the fair value of our options, refer to Note 10 of the "Notes to Financial Statements" included in our Annual Report on Form 10-K for the year ended December 31, 2017, as filed with the SEC on March 5, 2018.
(2)
Represents amounts paid under our annual executive bonus plans which were earned pursuant to the achievement of certain performance objectives. For fiscal year 2017, these amounts were paid to our Named Executive Officers shortly after the quarter in which the applicable quarterly performance objectives were achieved. Amounts earned with respect to performance objectives achieved in the fourth quarter of 2017 were paid on January 20, 2018. Please see the description of the 2017 Executive Bonus Plan in the section below entitled "Non-Equity Incentive Compensation Plan."
(3)
Mr. Sawyer served as our President and Chief Executive Officer and a member of our board of directors until February 28, 2018.
(4)
Consists of 401(k) matching contributions, Health Savings Account contributions, commuter expenses and President's Club.
(5)
Mr. Sale was not a Named Executive Officer for fiscal year 2016.
(6)
Consists of 401(k) matching contributions and President's Club.

Employment, Change of Control and Severance Agreements

Currently, except for Mr. Flora, our Interim President and Chief Executive Officer, none of our Named Executive Officers have employment agreements with the Company. Before his termination, Mr. Sawyer, our previous President and Chief Executive Officer, had an employment agreement in place with the Company. In addition, we have entered into Severance and Change of Control Agreements with certain of our executives, including our Named Executive Officers, which provide certain severance benefits in the event of termination under certain circumstances. The Change of Control Agreements are intended to encourage the continued attention and dedication of our executives to the best interests of the Company in the event of a Change of Control, and the Severance Agreements provide our executives with competitive severance benefits in the event that their employment is terminated under certain circumstances not in connection with a Change of Control. These agreements and arrangements are described in greater detail below.

Philip Sawyer

On May 10, 2016, we and Mr. Sawyer entered into an Executive Employment Agreement, an Executive Change of Control Agreement, and an Executive Severance Agreement (collectively, the "Sawyer Agreements"), which collectively replaced and superseded Mr. Sawyer's prior employment agreement.

Pursuant to his Employment Agreement, Mr. Sawyer's base salary for 2016 was established at $475,000. Mr. Sawyer's base salary for 2017 was increased by the Compensation Committee to $490,000. Mr. Sawyer was eligible to receive an annual performance bonus, at a target amount to be determined by the Board annually, based on a percentage of Mr. Sawyer's base salary. Mr. Sawyer also was eligible to participate in employee benefit plans maintained from time to time by us. Mr. Sawyer's base salary, target bonus amount, and other compensatory arrangements were subject to review and adjustment in accordance with our policies. Mr. Sawyer's Employment Agreement contained customary non-solicitation and confidentiality provisions.

Under Mr. Sawyer's Change of Control Agreement, if during the pendency of a Change of Control Period, (i) Mr. Sawyer's employment terminated by the Company for any reason other than due to Disability or for Cause or (ii) Mr. Sawyer resigned for Good Reason, Mr. Sawyer was entitled to the following severance benefits:

  •
  a lump sum payment equal to 24 months of his highest annualized base salary;

  •
  a lump sum bonus payment equal to 200% of the higher of his target bonus as in effect for the fiscal year in which (i) the Change of Control occurs or (ii) his termination occurs;

  •
  reimbursement of premiums to maintain group health insurance continuation benefits pursuant to COBRA for him and eligible dependents for up to 24 months; and

  •
  accelerated vesting of 100% of outstanding equity awards (with performance-based awards vesting 100% based on achievement of target levels of performance).

Under Mr. Sawyer's Severance Agreement, if outside of a Change of Control Period (i) Mr. Sawyer's employment terminated for any reason other than due to his death, Disability or for Cause or (ii) Mr. Sawyer resigned for Good Reason, he was entitled to the following severance benefits:

  •
  continuing payments of severance pay at a rate equal to his highest annualized base salary rate in effect during the prior 12 month period;

  •
  a lump sum bonus payment equal to 100% of his target annual bonus as in effect for the fiscal year in which the termination occurs;

  •
  reimbursement of premiums to maintain group health insurance continuation benefits pursuant to COBRA for him and eligible dependents for up to 12 months; and

  •
  accelerated vesting acceleration of 50% of outstanding equity awards held by him on the date of his termination (with performance-based awards vesting 50% based on achievement of target levels of performance).

On March 5, 2018, we and Mr. Sawyer entered into a Separation Agreement regarding the terms of his separation from us (the "Sawyer Separation Agreement"), which terminates the Sawyer Agreements.

The principal terms of the Sawyer Separation Agreement are: (1) Mr. Sawyer's last day of employment was February 28, 2018 (the "Effective Date"); (2) Mr. Sawyer will receive continuing payments of his base salary for twelve (12) months at his current rate of annual base salary ($490,000 in the aggregate), less applicable withholdings, commencing on the first regular payroll date following the Effective Date (the "Severance Payment"); (3) Mr. Sawyer was paid a lump sum cash payment equal to $350,000, less applicable withholdings, on the first payroll date following the Effective Date; (4) the Company will reimburse Mr. Sawyer for COBRA premiums Mr. Sawyer pays to maintain group health insurance benefits for himself and his dependents under COBRA for a twelve-month period commencing on the Effective Date; (5) 50% of the unvested shares subject to Mr. Sawyer's outstanding equity awards accelerated and vested as of the Effective Date, including Equity Awards with performance-based vesting, which vested as to 50% of the unvested shares based on the deemed achievement of the Company's performance goals at 100% of target levels; and (6) the post-service exercisability period of Mr. Sawyer's stock options was extended until the earlier of (i) the expiration date applicable to such option and (ii) May 31, 2019.

The Sawyer Separation Agreement also contains a mutual release of claims between Mr. Sawyer and the Company and the payments and benefits described above are subject to Mr. Sawyer's continued compliance with customary confidentiality and cooperation covenants, in addition to any other covenants to which Mr. Sawyer already is subject (including covenants regarding nonsolicitation of employees and customers and nondisclosure) incorporated into the Sawyer Separation Agreement. Additionally, Mr. Sawyer will receive the Severance Payment subject to his not rendering any services at a management or key position level to certain businesses operated or otherwise controlled by certain specified entities (each, a "Covered Business") during the twelve-month period commencing on the Effective Date, and any payment of the Severance Payment will cease immediately in the event Mr. Sawyer renders any such services to a Covered Business.

Scott Flora

On March 1, 2018 (the "Effective Date"), we and Mr. Flora entered into an Executive Employment Agreement.

Pursuant to his Employment Agreement, Mr. Flora's base salary for 2018 was established at $526,000. Mr. Flora is eligible to receive an annual bonus, at the target amount of approximately 93.16% of his base salary, subject to achieving the Company's performance goals. Mr. Flora also received a restricted unit grant (the "RSU Grant") with a grant date value of $150,000, which will vest in full on the first anniversary of the Effective Date subject to Mr. Flora continuing to be a service provider through such date. If Mr. Flora's employment is terminated by the Company prior to the first anniversary of the Effective Date as a result of the Company hiring a new President and Chief Executive Officer, 100% of Mr. Flora's RSU Grant will accelerate and fully vest. Mr. Flora also is eligible to participate in executive benefit plans and programs of the Company, if any, on the same terms and conditions as other senior executives of the Company. Mr. Flora's base salary, target bonus amount, and other compensatory arrangements are subject to review and adjustment in accordance with our policies. Mr. Flora's Employment Agreement contains customary non-solicitation and confidentiality provisions.

James Mackaness

On May 10, 2016, we and Mr. Mackaness entered into an Executive Severance Agreement and an Executive Change of Control Agreement, which together replace and supersede Mr. Mackaness' prior employment agreement.

Under Mr. Mackaness' Change of Control Agreement, if during the pendency of a Change of Control Period, (i) Mr. Mackaness' employment terminates by the Company for any reason other than due to Disability or for Cause or (ii) Mr. Mackaness resigns for Good Reason, Mr. Mackaness is entitled to the following severance benefits:

  •
  a lump sum payment equal to 18 months of his highest annualized base salary;

  •
  a lump sum bonus payment equal to 150% of the higher of his target bonus as in effect for the fiscal year in which (i) the Change of Control occurs or (ii) his termination occurs;

  •
  reimbursement of premiums to maintain group health insurance continuation benefits pursuant to COBRA for him and eligible dependents for up to 18 months; and

  •
  accelerated vesting of 100% of outstanding equity awards (with performance-based awards vesting 100% based on achievement of target levels of performance).

Under Mr. Mackaness' Severance Agreement, if outside of a Change of Control Period (i) Mr. Mackaness' employment terminates for any reason other than due to his death, Disability or for Cause or (ii) Mr. Mackaness resigns for Good Reason, he generally is entitled to the following severance benefits:

  •
  continuing payments of severance pay for nine months at a rate equal to his highest annualized base salary rate in effect during the prior nine month period; and

  •
  reimbursement of premiums to maintain group health insurance continuation benefits pursuant to COBRA for him and eligible dependents for up to nine months.

Andrew Sale

On November 16, 2016, we and Mr. Sale entered into an Offer Letter (the "Offer Letter"). On December 2, 2016, we and Mr. Sale entered into an Executive Severance Agreement and an Executive Change of Control Agreement (together with the Offer Letter, the "Sale Employment Agreements").

Under the Sale Employment Agreements, if during the pendency of a Change of Control Period, (i) Mr. Sale's employment terminates by the Company for any reason other than due to Disability or for Cause or (ii) Mr. Sale resigns for Good Reason, Mr. Sale is entitled to the following severance benefits:

  •
  a lump sum payment equal to 18 months of his highest annualized base salary;

  •
  a lump sum bonus payment equal to 150% of the higher of his target bonus as in effect for the fiscal year in which (i) the Change of Control occurs or (ii) his termination occurs;

  •
  reimbursement of premiums to maintain group health insurance continuation benefits pursuant to COBRA for him and eligible dependents for up to 18 months; and

  •
  accelerated vesting of 100% of outstanding equity awards (with performance-based awards vesting 100% based on achievement of target levels of performance).

Under the Sale Employment Agreements, if outside of a Change of Control Period (i) Mr. Sale's employment terminates for any reason other than due to his death, Disability or for Cause or (ii) Mr. Sale resigns for Good Reason, he generally is entitled to the following severance benefits:

  •
  continuing payments of severance pay for nine months at a rate equal to his highest annualized base salary rate in effect during the prior nine month period; and

  •
  reimbursement of premiums to maintain group health insurance continuation benefits pursuant to COBRA for him and eligible dependents for up to nine months.

The receipt of benefits under the Change of Control and Severance Agreements for each of Mr. Mackaness and Mr. Sale are conditioned upon the executive executing a separation agreement and release of claims, as well as the executive's compliance with customary non-solicitation and confidentiality covenants.

"Cause" generally is defined in the Change of Control and Severance Agreements as the occurrence of any of the following events, as determined by the Board or a committee designated by the Board, in its sole discretion: (i) executive's conviction of, or plea of nolo contendere to, any felony; (ii) executive's commission of any act of fraud with respect to the Company; (iii) any intentional misconduct by executive that has a materially adverse effect upon the Company's business; (iv) a breach by executive of any of executive's fiduciary obligations as an officer of the Company; or (v) executive's willful misconduct or gross negligence in performance of executive's duties, including executive's refusal to comply in any material respect with the legal directives of the Board so long as such directives are not inconsistent with executive's position and duties.

A "Change of Control" generally is defined in the Change of Control and Severance Agreements as the occurrence of any of the following:

(i)
A change in the ownership of the Company which occurs on the date that any individual, entity or group (within the meaning of sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended), or Person, acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company;

(ii)
A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any 12 month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or

(iii)
Any Person acquires (or has acquired during the 12 month period ending on the date of the most recent acquisition by such person or persons) all or substantially all of the Company's assets.

The "Change of Control Period" is defined in the Change of Control and Severance Agreements as the period beginning on the date that is three months prior to, and ending on the date that is 12 months following, a Change of Control.

"Good Reason" generally is defined in the Change of Control and Severance Agreements as the executive's resignation following the occurrence of one or more of the following, without the executive's express written consent: (i) a material reduction in job duties, responsibilities and requirements inconsistent with executive's position with the Company and executive's prior duties, responsibilities and requirements in effect prior to such reduction; (ii) a material reduction of executive's total cash compensation; or (iii) executive's refusal to relocate the principal place for performance of Company duties to a location more than 50 miles from the Company's then-present location.

"Disability" generally is defined in the Change of Control and Severance Agreements as the executive's inability to perform his or her Company duties as the result of his or her incapacity due to physical or mental illness, and such inability, at least 26 weeks after its commencement or 180 days in any consecutive 12 month period, is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to executive or executive's legal representative.

In the event any payment to an executive pursuant to these arrangements would constitute an "excess parachute payment," subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, as amended, the benefits payable either will be delivered in full, or delivered as to such lesser extent which would result in no portion of such benefits being subject to excise tax under Code Section 4999.

Non-Equity Incentive Compensation Plan

We provided our Named Executive Officers and other employees an opportunity to receive formula-based incentive payments under our 2017 Executive Bonus Plan, which is a sub-plan under, and subject to the terms and conditions of, our Executive Incentive Compensation Plan. The payment was based on a target incentive amount equal to a percentage of the participating employee's base salary, which in the case of Mr. Sawyer was 100% of his base salary, in the case of Mr. Mackaness was 50% of his base salary and in the case of Mr. Sale was 65% of his base salary.

The 2017 Executive Bonus Plan was established by our board of directors in January 2017, and provides for non-equity incentive compensation based upon our achievement of financial performance goals for 2017. We keep the target levels for these financial goals confidential for both operational and competitive reasons.

The financial goals had four components: total quarterly revenue, total annual revenue, product-specific annual revenue and quarterly operating expenses goals, with total quarterly revenue goals being weighted more heavily. For each of the first three components, if we achieved between 85% and 100% of our target for that component, then our participating employees would receive a portion of that component based on a sliding scale percentage performance matrix, provided that the maximum payment could not exceed 100% of that component. For the second and third components, if we achieved between 100% and 130% of our target for that component, then our participating employees would be eligible to receive a payment of up to 150% of the portion of the incentive payment allocated to that component based on a sliding scale percentage performance matrix. For the last component, if we achieved quarterly operating expenses that were less than or equal to 105% of our quarterly operating expenses target, then our participating employees would receive 100% of that component. However, if, at the end of the fiscal year, we achieved annual operating expenses that were less than or equal to 105% of our annual operating expenses target, our participating employees would receive 100% of any incentive payments that were not paid due to missing quarterly operating expenses targets.

Outstanding Equity Awards at 2017 Year-End

The following table sets forth information regarding outstanding equity awards held by our Named Executive Officers as of December 31, 2017:

	Option Awards									Stock Awards
						Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options
										Number of Shares of Stock That Have Not Vested		Market Value of Shares of Stock that Have Not Vested
		Number of Securities Underlying Unexercised Options (#)						Option Exercise Price	Option Expiration
	Grant Date(1)
Name		Exercisable(2)		Unexercisable		(#)		($)	Date	(#)		($)(3)
Philip Sawyer	3/17/2010	77,220		—		—		1.30	3/17/2020	—		—
	11/17/2010	77,584		—		—		1.30	11/17/2020	—		—
	1/18/2012	9,944		—		—		1.67	1/18/2022	—		—
	3/5/2014	23,597		—		—		3.15	3/05/2024	—		—
	3/5/2014	94,317	(4)	—		—		3.15	3/05/2024	—		—
	4/30/2014	112,853		—		—		3.15	9/19/2022	—		—
	4/30/2014	17,347		—		—		3.15	9/19/2022	—		—
	4/16/2015	125,440	(5)	—		—		11.10	4/16/2025	—		—
	2/16/2016	36,667	(6)	63,333		—		7.45	2/16/2026	—		—
	2/16/2016	—		—		—		—	—	40,000	(7)	248,000
	1/17/2017	—		—		85,000	(8)	6.50	1/17/2027	—		—
	1/17/2017	19,479	(9)	65,521		—		6.50	1/17/2027	—		—
James Mackaness	9/15/2015	50,809	(10)	58,068		—		14.25	9/15/2025	—		—
	2/16/2016	11,733	(11)	20,267		—		7.45	2/16/2026	—		—
	2/16/2016	—		—		—		—	—	12,000	(12)	74,400
	1/17/2017	—		—		40,000	(8)	6.50	1/17/2027	—		—
	1/17/2017	9,167	(13)	30,833		—		6.50	1/17/2027	—		—
Andrew Sale	1/3/2017	—		110,000	(9)	—		5.75	1/3/2027	—		—

(1)
Options granted prior to June 16, 2016, the date of effectiveness of our registration statement, were granted under our 2005 Stock Incentive Plan. Options granted after June 16, 2016 were granted under our 2015 Equity Incentive Plan.
(2)
Unless otherwise noted, shares subject to the stock option are fully vested and exercisable.
(3)
This column represents the market value of the shares underlying the RSUs as of December 31, 2017, based on the closing price of our common stock, as reported on the NASDAQ Global Market, of $6.20 per share on December 29, 2017.
(4)
This option is subject to an early exercise provision and is immediately exercisable. One forty-eighth of the shares subject to this option vested on March 28, 2014 and one forty-eighth of the shares subject to this option vest each month thereafter, subject to continuing as a service provider to the Company through each such date.
(5)
This option is subject to an early exercise provision and is immediately exercisable. One sixtieth of the shares subject to this option vested on March 13, 2015 and one sixtieth of the shares subject to this option vest each month thereafter, subject to continuing as a service provider to the Company through each such date.
(6)
One-sixtieth of the shares subject to this option vested on March 15, 2016 and one-sixtieth of the shares subject to this option vest each month thereafter, subject to continuing as a service provider to the Company through each such date.
(7)
The restricted stock units vest as to one-fifth on February 15, 2017 and as to one-fifth each year thereafter, subject to continuing as a service provider to the Company through each such date.
(8)
The option vests and becomes exercisable over the course of a four-year period after January 1, 2017 (the "Vesting Period") only if (a) the average closing price per share of the Company's shares on the NASDAQ Global Market over a 60-trading day period meets or exceeds $12.00 per share or (b) the Company is sold and the acquisition price per share of the Company's shares meets or exceeds $12.00 per share (either (a) or (b), the "Price Hurdle") within a three-year period after the Transaction Date (the "Performance Period"). Upon achievement of the Price Hurdle during the Performance Period, a pro rata portion of the options shall vest immediately, with the remainder to vest in equal monthly installments for the remainder of the Vesting Period, subject to continuing as a service provider through each vesting date. If the Price Hurdle is not achieved during the Performance Period, the option shall be cancelled.
(9)
The option vests and becomes exercisable as to one-fourth of the shares on January 3, 2018 and as to one forty-eighth of the shares on each one-month anniversary thereafter, subject to continuing as a service provider through each such date.
(10)
One-fifth of the shares subject to this option vested on August 24, 2016 and one-sixtieth of the shares subject to this option vest each month thereafter, subject to continuing as a service provider to the Company through each such date.
(11)
Seven-sixtieth of the shares subject to this option vested on September 15, 2016 and one-sixtieth of the shares subject to this option vest each month thereafter, subject to continuing as a service provider to the Company through each such date.
(12)
The restricted stock units vest as to one-fifth of the shares on February 15, 2017 and on each one year anniversary thereafter, subject to continuing as a service provider through each such date.
(13)
The option vests and becomes exercisable as to one-forty-eighth of the shares on February 1, 2017 and each one-month anniversary thereafter, subject to continuing as a service provider through each vesting date.

401(k) Plan

We maintain a tax-qualified retirement plan that provides eligible employees with an opportunity to save for retirement on a tax advantaged basis. We may make a discretionary matching and profit sharing contribution to the 401(k) plan, and may make a discretionary employer contribution to each eligible employee each year. In 2016, we implemented an annual matching contribution program up to a maximum company contribution of $1,500 per eligible employee, including our Named Executive Officers. Pre-tax contributions are allocated to each participant's individual account and are then invested in selected investment alternatives according to the participants' directions. The 401(k) plan is intended to qualify under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended. As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan, and all contributions are deductible by us when made.

Equity Compensation Plan Information

The following table provides information as of December 31, 2017 with respect to shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(2)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders(1)	3,500,952	$7.01	929,940
Equity compensation plans not approved by stockholders	—	—	—
Total	3,500,952	$7.01	929,940

(1)
Includes the Invuity, Inc. 2005 Stock Incentive Plan and the 2015 Plan. The 2015 Plan contains an "evergreen" provision, pursuant to which the number of shares of common stock reserved for issuance pursuant to awards under such plan shall be increased on the first day of each year beginning in 2017, equal to the lesser of (i) 1,494,272 shares, (ii) 5.0% of the shares of common stock outstanding on the last day of the immediately preceding fiscal year and (iii) such smaller number as is determined by the board of directors.
(2)
The weighted average exercise price is calculated based solely on outstanding stock options. It does not take into account shares of our common stock underlying RSUs, which have no exercise price.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We describe below transactions and series of similar transactions, since January 1, 2017, to which we were a party or will be a party, in which:

  •
  the amounts involved exceeded or will exceed $120,000; and

  •
  any of our directors, executive officers or beneficial holders of more than 5% of any class of our capital stock had or will have a direct or indirect material interest.

Other than as described below, there have not been, nor are there any currently proposed, transactions or series of similar transactions to which we have been or will be a party other than compensation arrangements, which are described where required under "Director Compensation" and "Executive Compensation."

Loan Agreement

In February 2014, we entered into a loan agreement with HealthCare Royalty Partners, or HCRP, a holder of more than 5% of our capital stock, for an aggregate principal amount of up to $15.0 million in two separate tranches. We drew down the first tranche of $10.0 million upon execution of the loan agreement and the second tranche of $5.0 million in March 2015. Interest was payable quarterly at a fixed rate of 12.5% per annum with interest-only payments to be made from the effective date of the loan until March 31, 2017. Thereafter, we were to make principal and interest payments until the maturity of the loan on December 31, 2020. We were permitted to make a voluntary prepayment in full, but not in part, prior to December 31, 2020, which prepayment must be made together with accrued and unpaid fixed interest on the amount prepaid and any additional amounts due in respect thereof, including an additional percentage of the aggregate loan amount or outstanding principal amount, depending on the date of prepayment.

On March 10, 2017, we entered into a new credit and security agreement with MidCap Financial Trust and affiliates and used $17.2 million received under the new term loan to terminate the loan agreement with HCRP and pay off in full the loan of $15 million and $2.2 million in associated prepayment fees and interest. We recorded interest expense of $0.4 million on the HCRP loan for the year ended December 31, 2017.

Investor Rights Agreement

We are party to an amended and restated investor rights agreement with certain holders of our common stock, including entities with which certain of our directors are affiliated. The investor rights agreement includes demand registration rights, short-form registration rights and piggyback registration rights.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements and our amended and restated certificate of incorporation and amended and restated bylaws require us to indemnify our directors, executive officers to the fullest extent permitted by Delaware law.

Policies and Procedures for Related Party Transactions

The audit committee of our board of directors has the primary responsibility for reviewing and approving transactions with related parties. The audit committee of our board of directors has the primary responsibility for reviewing and approving transactions with related parties. Our audit committee charter provides that the audit committee shall review and approve in advance any related party transactions.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Exchange Act, directors, executive officers and beneficial owners of 10% or more of our common stock, or reporting persons, are required to report to the SEC on a timely basis the initiation of their status as a reporting person and any changes with respect to their beneficial ownership of our common stock. Based solely on our review of copies of such forms that we have received, or written representations from reporting persons, we believe that during the fiscal year ended December 31, 2017, all executive officers, directors and greater than 10% stockholders complied with all applicable SEC filing requirements, with the exception noted below:

  •
  A late Form 4 report was filed for Randall Lipps on August 14, 2017 to report a purchase of 20,000 shares of common stock on August 9, 2017.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at our 2018 Annual Meeting of Stockholders must be received by us no later than January 1, 2019 in order to be included in our proxy statement and form of proxy relating to that meeting.

These proposals must comply with the requirements as to form and substance established by the SEC for such proposals in order to be included in the proxy statement.

Under our amended and restated bylaws, a stockholder who wishes to make a proposal at the 2018 annual meeting without including the proposal in our proxy statement and form of proxy relating to that meeting must notify us no earlier than the close of business on February 15, 2019 and no later than the close of business on March 17, 2019. Our amended and restated bylaws specify certain requirements regarding the form and content of such a notice.

ANNUAL REPORT

A copy of our Annual Report has been posted on www.invuity.com, along with this Proxy Statement, each of which is accessible by following the instructions in the Notice. Any person who was a beneficial owner of our common stock on the record date may request a copy of our Annual Report, and it will be furnished without charge upon receipt of a written request identifying the person so requesting an Annual Report as a stockholder of the Company at such date. Requests should be directed in writing to Invuity, Inc., 444 De Haro Street, San Francisco, CA 94107, Attention: Legal Department, or by telephone to (415) 655-2100.

STOCKHOLDERS SHARING THE SAME ADDRESS

SEC rules permit companies, brokers, banks or other agents to deliver a single copy of a proxy statement and annual report to households at which two or more stockholders reside. This practice, known as "householding," is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources. Stockholders sharing an address who have been previously notified by their broker, bank or other agent and have consented to householding will receive only one copy of our proxy statement and annual report.

If you would like to opt out of this practice for future mailings and receive separate proxy statements and annual reports for each stockholder sharing the same address, please contact your broker, bank or other agent. You may also obtain a separate proxy statement or annual report without charge by contacting us at Invuity, Inc.,

444 De Haro Street, San Francisco, CA 94107, Attention: Legal Department; or by telephone to (415) 655-2100. We will promptly send additional copies of the proxy statement or annual report.

Stockholders sharing an address that are receiving multiple copies of the proxy statement or annual report can request delivery of a single copy of the proxy statement or annual report by contacting their broker, bank or other intermediary or by contacting us as indicated above.

OTHER MATTERS

We do not know of any business other than that described in this Proxy Statement that will be presented for consideration or action by the stockholders at the Annual Meeting. If, however, any other business is properly brought before the Annual Meeting, shares represented by proxies will be voted in accordance with the best judgment of the persons named in the proxies or their substitutes.

THE BOARD OF DIRECTORS

San Francisco, California
April 27, 2018

MMMMMMMMMMMM . MMMMMMMMMMMMMMM C123456789 Invuity, Inc. 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 pm, Eastern Time, on June 10, 2018. MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Vote by Internet • Go to www.envisionreports.com/IVTY • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proposals — The Board of Directors recommends a vote FOR the nominees listed and FOR Proposal 2. 1. To elect the following Class III directors to serve a three-year term: For Withhold + For Withhold 01 - William Burke 02 - Randall Lipps ForAgainst Abstain 2. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018. Non-Voting Items Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMMC 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X3 6 6 7 1 9 1 02U5LB MMMMMMMMM C B A Annual Meeting Proxy Card1234 5678 9012 345 X IMPORTANT ANNUAL MEETING INFORMATION

. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — Invuity, Inc. Notice of 2018 Annual Meeting of Stockholders Invuity, Inc., 444 De Haro Street, San Francisco, CA 94107 Proxy Solicited by Board of Directors for Annual Meeting — June 11, 2018 The proxies, James Mackaness and Daniel Gorback, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Invuity, Inc. to be held on June 11, 2018 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the proxies will have authority to vote FOR the nominees in Proposal 1 and FOR Proposal 2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.)